UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 28, 2005

Hungarian Telephone and Cable Corp.
(Exact name of Registrant as specified in its charter)

Delaware 1-11484 13-3652685
(State or other jurisdiction of incorporation) (Commission File Number) (IRS Employer Identification No.)

1201 Third Avenue, Suite 4300 Seattle, WA 98101-3034
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (206) 654-0204

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

As previously reported in a Form 8-K filing on November 12, 2004, Hungarian Telephone and Cable Corp. (the "Company" or the "Registrant") purchased MAV Rt.'s and KFKI Investment Ltd. and its affiliates' aggregate 24.9% equity stakes in PanTel Rt. ("PanTel") on November 10, 2004. PanTel is Hungary's leading alternative telecommunications provider that has a fiber optical backbone telecommunications network covering all of Hungary. PanTel principally provides voice and data services to business customers throughout Hungary in competition with Magyar Tavkozlesi Rt., the formerly State controlled monopoly, and other newer entrants into these markets.

On February 28, 2005, the Company completed its previously announced agreement to purchase KPN NV's 75.1% interest in the PanTel business. The Company paid KPN EUR 17 million (approximately $22.5 million). As a result of this transaction, PanTel has become a wholly-owned subsidiary of the Company. Therefore, the Company now owns all of PanTel's existing business and substantially all of its assets and has also assumed substantially all of PanTel's liabilities. The Company funded the purchase price by drawing down funds from its Senior Secured Bank Credit Facility which was arranged by, among others, Calyon Bank and entered into as of February 16, 2005 (the "Calyon Credit Facility"). Upon the closing of the PanTel transaction, the Company also drew down funds from the Calyon Credit Facility to pay off and terminate PanTel's existing bank credit facility (EUR 62 million).

Item 1.01 Entry into a Material Definitive Agreement

The Compensation Committee awarded Messrs. McGann and Noone annual bonuses of $80,000 and $30,000, respectively.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired and (b) Pro Forma Financial Information

Pursuant to Item 9.01(a)(4) of Form 8-K, financial statements have not been included with this report. The Registrant anticipates that it will file the financial statements required by Form 8-K by an amendment to this report prior to April 1, 2005, but in any event on or prior to the time such financial statements are required to be filed under Form 8-K.

(c) Exhibits

2.1 Framework Agreement among Hungarian Telephone and Cable Corp., Hungarotel Rt., KPN Telcom B.V. and Pansource B.V. dated May 4, 2004 (incorporated by reference to Exhibit 2.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

2.2 Agreement for the Sale and Purchase of a certain portion of the issued share capital of PanTel amount Hungarian Telephone and Cable Corp., KFKI Investment Ltd. and PT Invest International LLC dated September 21, 2004 (incorporated by reference to Exhibit 2.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

2.3 Advice and Assistance Agreement amount Hungarian Telephone and Cable Corp., KFKI Investment Kft., and PT Invest International LLC dated September 21, 2004 (incorporated by reference to Exhibit 2.3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

2.4 Agreement for the Sale and Purchase of a certain portion of the issued share capital of PanTel between Hungarian Telephone and Cable Corp. and MAV Rt. dated July 14, 2004 (incorporated by reference to Exhibit 2.4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HUNGARIAN TELEPHONE AND CABLE CORP.

Date: March 2, 2005 By: /s/ Peter T. Noone

Peter T. Noone

General Counsel